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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                              (the "EXCHANGE ACT")

       Date of Report (date of earliest event reported): October 13, 1999
                          Medical Device Alliance Inc.
                                 (the "COMPANY")

             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                               0-24979 88-0345058
           (Commission File Number) (IRS Employer Identification No.)

          (Address of Principal Executive Offices, Including Zip Code)

                  5851 West Charleston, Las Vegas, Nevada 89146

                                 (702) 870-8663

              (Registrant's Telephone Number, Including Area Code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4.           CHANGES IN COMPANY'S CERTIFYING ACCOUNTANT

         As previously reported on Form 8-K, the District Court of Clark County, Nevada (the "COURT") appointed George C. Swarts as receiver (the "RECEIVER") over all of the day-to-day administration and management of the Company and its assets. In connection with its duties as Receiver, and after obtaining approval of the Court, on October 13, 1999 the Receiver terminated its engagement with the former accountant to the Company, Farber & Hass, LLP. The Company is currently interviewing new outside auditors, and expects to retain a new outside auditor in the near future. As previously reported on Forms 12b-25 and 8-K, due to the Company's failure to pay the former auditors, as well as ongoing complications related to the Receivership and the on-going diligence investigation being conducted by the Receiver, the Company has not been able to complete the preparation of its financial statements for the year ended December 31, 1998, and for the interim periods ended March 31, and June 30, 1999, or to complete the audit of its year end 1998 financial statements.

         The former independent auditor's report dated August 7, 1998 (the "FORMER ACCOUNTANTS' REPORT") regarding the Company's consolidated balance sheets as of December 31, 1997 and 1996 and the related consolidated


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statements of operations, stockholders' equity and cash flows for the years then ended (the "PRIOR FINANCIALS"), contained a "going concern" qualification. According to the Former Accountants' Report and the footnotes to the Prior Financials, the qualification was primarily due to: recurring losses from the Company's inception, the Company's expectation that such losses would continue unless and until its products successfully achieve commercial viability, and the fact that a significant portion of its contributed capital was advanced to an affiliated entity (in which the Company's Chairman of the Board and certain other stockholders had a controlling interest). The alleged advances were, in turn, loaned to Inamed Corporation (a corporation in which the Company's Chairman of the Board was the former Chairman and Chief Executive Officer). The repayment of the advances was primarily with long term-assets, including an assignment of real property by another affiliated entity, McMark Limited Partnership (an entity controlled by the Company's Chairman of the Board), and shares of restricted Inamed common stock, causing a liquidity problem at the Company. Prior management stated in the footnotes to the Prior Financials that it had implemented a cost reduction plan to reduce expenses, and that it believed that it had the means through existing capital, forecasted sales, the availability of other resources and by implementing cash-conserving measures to fund its operations into the foreseeable future and to continue to conduct business on a going concern basis. However, former management stated that there could be no assurance that it would, among other things, be able to successfully consummate and integrate any acquisition of businesses, complete clinical trials, obtain appropriate regulatory clearance to market its products (or that such clearance would be obtained on a timely basis), scale up its manufacturing process or obtain capital when needed and on favorable terms in order to successfully commercialize its products. The Former Accountants' Report indicated that the Prior Financials were prepared assuming the Company would continue as a going concern, and did not include any adjustments to the recorded amounts of assets or to the recorded amounts or classification of liabilities which would be required if the Company were unable to realize its assets and satisfy its liabilities and obligations in the normal course of business. There were not any disagreements or "reportable events" with such former accountant. The Company has now paid the former accountants in full, and is in the process of engaging new auditors, however, until it can complete the preparation and audit of its financial statements, the Company will continue to be unable to file its Form 10-KSB and Form 10-QSBs for such respective periods, and will therefore remain in non-compliance with its reporting obligations under the Exchange Act. The Company intends to work diligently with its new auditors to finalize its financial statements and complete the year end audit as soon as reasonably practicable, however, given its current financial and other constraints, combined with the inability to predict the results of the Receiver's on-going diligence investigation, the Company is unable at this time to determine with any degree of certainty when it expects to be in full compliance with its reporting obligations under the Exchange Act.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

                   There is attached hereto the following exhibits:

EXHIBIT NO.                DESCRIPTION OF EXHIBITS.

         16.1     Accountants' Letter.

SIGNATURES:

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     MEDICAL DEVICE ALLIANCE INC.

                     By: /s/ George C. Swarts
                     -----------------------------------------
                             George C. Swarts, Receiver
                             Dated: October 20, 1999

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